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                                                                Exhibit No. 99.1

                         TRUSTEE STATEMENT OF COMPLIANCE

I, Gloria Alli, acting on behalf of HSBC Bank USA (the "Trustee"), hereby certify that the Trustee has fulfilled its obligations as trustee under the trust agreement, dated November 1, 1994, between Corporate Asset Backed Corporation, as depositor, and the Trustee, with respect to the CABCO Trust for Texaco Capital Inc. Guaranteed Debentures during the period from January 1, 2003 to December 31, 2003.

Date: March 23, 2004

                                      HSBC BANK USA, as Trustee of

                                      CABCO Trust for Texaco Capital Inc.
                                      Guaranteed Debentures

                                      By:  /s/ Gloria Alli
                                           -------------------------------------
                                           Name: Gloria Alli
                                           Title: Corporate Trust Officer

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